FIRST AMENDMENT OF LEASE

     Agreement, dated as of December _____, 1995, between 1290 ASSOCIATES, L.L.C., a New York limited liability company having an office in care of Olympia & York Companies (U.S.A.), 237 Park Avenue, New York, New York 10017 ("Landlord") and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation having an office at 787 Seventh Avenue, New York, New York 10019 ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord (formerly 1290 Associates, a New York partnership) and Tenant are parties to a Lease, dated as of July 20, 1995, (the "Lease"), whereby Landlord leased to Tenant and Tenant hired from Landlord certain space in the building located at 1290 Avenue of the Americas, New York, New York (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease to change the date of the commencement of the term thereof and certain other matters as more particularly set forth herein.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

     1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

     2. Tenant's Occupancy Rights. Anything contained in the Lease to the contrary notwithstanding, in no event shall Tenant have the right to occupy any portion of the Premises for the conduct of normal business therein prior to August 1, 1996, and, until such date, Tenant's only right in respect of any portion of the Premises with respect to which the Relevant Date has occurred shall be to enter upon such portion of the Premises for the purposes of preparing such portion of the Premises for Tenant's initial occupancy thereof, including, without limitation, the performance of Alterations and the installation of furniture, fixtures and equipment therein.

     3. Deferral of Certain Payments. (a) Section 4.01(b) of the Lease is hereby amended to postpone the due date of the final 2 installments of the Block A and B Allowance as hereinafter set forth. Notwithstanding the provisions of Section 4.01(b) of the Lease, in lieu of the $3,425,497 installment of the Block A and B Allowance described in clause (v) of said Section 4.01(b), and the $3,173,940 installment of the Block A and B Allowance described in clause (vi) of said
Section 4.01(b), Landlord shall pay to Tenant, on the later of (i) August 1, 1996 and (ii) the first Relevant Date applicable to any space included in the Block A Space, a single payment of $6,724,893 (the later of the dates described in clauses (i) and (ii) is called the "Block A/B Allowance Deferred Payment Date").

     (b) Tenant hereby acknowledges that the postponement of the final 2 installments of the Block A and B Allowance pursuant to Section 3(a) above negates any alleged failure or default by Landlord timely to pay such installments prior to the Block A/B Allowance Deferred Payment Date, and that any notice of such failure or default given by Tenant to Landlord prior to the Block A/B Allowance Deferred Payment Date (including, without limitation, that certain notice of default dated December 20, 1995) is null and void and of no force or effect.

     4. Certain Amendments to Lease. Effective as of the date of this Agreement, the Lease is hereby amended as follows:

     (a) Section 1.02(b) of the Lease is amended by deleting therefrom (i) the words "except for the Initial Possession Space (which Tenant may, subject to the further provisions of this Lease, possess, use and occupy from and after the date of this Lease)," in clause (ii) thereof and (ii) the words ", except that in the case of the Initial Possession Space, Tenant shall comply with all of Tenant's obligations under this Lease with respect to such space from and after the date that Tenant takes possession of such space for the performance of Alterations or for any other purpose" in clause (v) thereof. Without limiting the generality of Section 2 above, Landlord and Tenant acknowledge that Section 2 above supersedes Section 1.02(b) of the Lease.

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

     (b) The last sentence of Section 1.03(e) of the Lease is deleted.

     (c) The last sentence of Section 1.03(f) of the Lease is deleted.

     (d) The first sentence of Section 1.03(i) of the Lease is deleted and the following is inserted in lieu thereof:

     "'Concourse Relevant Date' means the later of (x) the date that Landlord delivers to Tenant vacant possession of the Concourse Space in Qualifying Condition and (y) the first Relevant Date applicable to any space included in the Block A Space."

     (e) Section 4.01(f) of the Lease is deleted.

     (f) The text of Section D of Exhibit D to the Lease is deleted and there shall be inserted in lieu thereof a new Section D as set forth on Exhibit A to this Agreement.

     5. No Other Changes. Except as expressly set forth in this Agreement, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in the Lease to "this Lease" shall hereafter be deemed to refer to the Lease as amended by this Agreement.

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

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.



                                     1290 ASSOCIATES, L.L.C.,
                         Landlord

                                     By:      O&Y Management Corp., as Agent

                                              By:      ________________________
                                                       Name:
                                                       Title:

                                     THE EQUITABLE LIFE ASSURANCE
                                     SOCIETY OF THE UNITED
STATES,
                          Tenant

                                     By:      ____________________________
                                              Name:
                                              Title:

     The Bank of New York, as successor trustee under the Indenture (as such term is defined in the Lease) is executing this Agreement for the purpose of indicating its consent thereto for purposes of Section 3(g) of that certain Subordination Non-Disturbance and Attornment Agreement, dated as of August 17, 1995 among Nationsbank of Tennessee, N.A. (predecessor trustee to The Bank of New York), The Equitable Life Assurance Society of the United States and 1290 Associates.

                                          THE BANK OF NEW YORK

                                          By:      ___________________________
                                                   Name:
                                                   Title:

     The undersigned, as trustee under the Indenture (as such term is defined in the Lease) is executing this Agreement for the sole purpose of indicating its consent thereto for purposes of Section 3(g) of that certain Subordination Non-Disturbance and Attornment Agreement, dated as of August 17, 1995 among Nationsbank of Tennessee, N.A., The Equitable Life Assurance Society of the United States and 1290 Associates.

                               NATIONSBANK OF TENNESSEE, N.A.

                               By:      THE BANK OF NEW YORK, as agent

                                        By:      _____________________________
                                                 Name:
                                                 Title:

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

                                    EXHIBIT A

                   Revised Section D of Exhibit D to the Lease

D.       Contractors Agreement; Insurance Requirements

         [To be retyped on letterhead of Tenant's contractors, addressed to Landlord; References below to "contractor" shall be deemed to include any construction manager]


________________, 199__

1290 Associates, L.L.C.
c/o Olympia & York Companies (U.S.A.)
237 Park Avenue
New York, New York 10017
Attn:  Managing Attorney

Re: Tenant - The Equitable Life Assurance Society of the United States - 1290 Avenue of the Americas

Dear Sir/Madam:

The undersigned contractor (hereinafter called "Contractor") has been hired by the Tenant or occupant (hereinafter called "Tenant") of the Building named above [or by Tenant's contractor] to perform certain work (hereinafter called "Work") for Tenant in the Tenant's Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called "Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, whether such injuries to persons or property are claimed to be due to negligence of the Contractor or Tenant, except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     Contractor shall provide, or require its subcontractors to provide, and maintain at its or its subcontractors' expense, as the case may be, until completion of Work, the following insurance:

                  (a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

                  (b) Commercial General Liability Insurance including Coverage for Completed Operations, Broad Form Property Damage "XCU" exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

                           Combined Single Limit Bodily
                           Injury and Property
                           Damage Liability:$5,000,000 (for Tenant's general contractor and all Major Trade contractors) and $1,000,000 (for all non-Major Trade contractors), in each case written on a per occurrence basis. "Major Trades" means HVAC, electric, sprinkler and plumbing.

                  (c) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

      Bodily Injury:     $5,000,000  (for  Tenant's  general  contractor
                         and all Major Trade  contractors)  and $1,000,000
                         (for all non-Major Trade contractors, in each case per person

                         $5,000,000   (for  Tenant's
                         general  contractor and all
                         Major  Trade   contractors)
                         and  $1,000,000   (for  all
                         non-Major Trade contractors), in each case per occurrence

      Property Damage:   $5,000,000 (for Tenant's  general  contractor  and all
                         Major Trade  contractors) and $1,000,000 (for all non-
                         Major Trade contractors), in each case per occurrence

Contractor shall furnish a certificate from its insurance carrier to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord 10 days prior written notice of the cancellation of any of the foregoing policies. Such insurance may be carried under blanket and/or umbrella policies covering the Building and/or the Work and other work sites of Contractor, provided, that each such policy shall in all respects comply with the provisions of this letter, shall specify that the portion of the total coverage of such policy that is allocated to the Building and/or the Work is in the amounts required pursuant to this letter and shall provide that the amount of coverage afforded thereunder with respect to the Building and/or the Work shall not be reduced by claims thereunder against such other work sites of Contractor.

     2. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

                  (a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

                  (b)      Commercial  General  Liability   Insurance  Including
                           Contractual   Liability   Coverage   with  limits  of
                           liability at least equal to the above stated limits.

                  (c) Commercial Automotive Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the above stated limits.

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

         Agreed to and executed this ______ day of ____________, 199__.


Landlord                                    Contractor

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